EXHIBIT 99.1

D&R Technologies Inc.
Audited Consolidated Financial Statements
for the Year Ended December 31, 2011 and 2010

F-i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
D&R Technologies, Inc.

We have audited the accompanying consolidated balance sheets of D&R Technologies, Inc. and Subsidiary (the “Company”) as of December 31, 2011 and 2010 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. D&R Technologies, Inc’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of D&R Technology, Inc. and Subsidiary as of December 31, 2011 and 2010 and the results of its consolidated operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
April 17, 2012

2580 Anthem Village Dr., Henderson, NV 89052 Telephone (702) 563-1600 ● Facsimile (702) 920-8049	Member Firm with Russell Bedford International

D&R TECHNOLOGIES, INC.
Consolidated Balance Sheets
December 31,	2011	2010

ASSETS
Current assets
Cash	$969,502	$646,380
Accounts receivable	367,136	174,084
Inventory	798,066	1,326,748
Taxes recoverable	39,063	127,642
Deferred tax asset	-	78,267
Prepaid expense	2,870	3,937
Total current assets	2,176,637	2,357,058

Security deposits	14,450	14,774
Fixed Assets
Fixed assets, net of depreciation	147,380	187,636

Total assets	$2,338,467	$2,559,468

LIABILITIES
Current liabilities
Accounts payable and accrued expenses	$254,799	$711,752
Due to related party	6,254	-
Deferred revenue	1,277,005	1,328,987
Warranty provision	49,165	12,819
Due to officers/shareholders	-	110,537
Total current liabilities	1,587,223	2,164,095
Total liabilities	1,587,223	2,164,095

STOCKHOLDERS’ EQUITY
Authorized:
Unlimited common voting stock with a par value of $0.0001 per share
Issued and oustanding:
100 common shares (December 31, 2010 – 100 common shares)	-	-
Additional paid-in capital	-	84,653
Accumulated other comprehensive income	81,677	86,102
Retained earnings	669,567	224,618
Total stockholders’ equity	751,244	395,373

Total liabilities and stockholders’ equity	$2,338,467	$2,559,468

The accompanying notes are an integral part of these consolidated financial statements.

D&R TECHNOLOGIES, INC.
Consolidated Statements of Operations and Comprehensive Income (Loss)
For the years ended December 31,	2011	2010

Revenue	$3,620,878	$2,097,570

Cost of goods sold	2,350,570	1,933,827

Gross profit	1,270,308	163,743

Expenses
Compensation	374,612	405,029
Occupancy costs	85,149	132,503
Travel	114,098	57,054
Professional fees	39,310	22,996
Communication	30,330	23,420
Office and general	83,101	109,416

Total operating expenses	726,600	750,418

Net income (loss) before income tax	543,708	(586,675)
Income tax (expense) benefit	(78,742)	75,535
Net income (loss)	$464,966	$(511,140)

Other comprehensive loss
Foreign exchange adjustment	(4,425)	138

Comprehensive income (loss)	$460,541	$(511,002)

Basic and diluted income (loss) per share	$4,650	$(5,111)

Weighted average number of shares outstanding – basic and diluted	100	100

The accompanying notes are an integral part of these consolidated financial statements.

D&R TECHNOLOGIES, INC.
Consolidated Statement of Stockholders’ Equity
For the years ended December 31, 2011 and 2010
					Accumulated
	Common Shares				Other
			Additional	Retained	Comprehensive
	Shares	Amount	Paid-In Capital	Earnings	Income (Loss)	Total
		$	$	$	$	$

Balance, December 31, 2009	100	-	171,170	735,758	85,965	992,893
Return of capital	-	-	(86,517)	-	-	(86,517)
Effect of foreign exchange rates	-	-	-	-	137	137
Net loss	-	-	-	(511,140)	-	(511,140)
Balance, December 31, 2010	100	-	84,653	224,618	86,102	395,373
Return of capital	-	-	(84,653)	(20,017)	-	(104,670)
Effect of foreign exchange rates	-	-	-	-	(4,425)	(4,424)
Net income	-	-	-	464,966	-	464,966
Balance, December 31, 2011	100	-	-	669,567	81,677	751,244

The accompanying notes are an integral part of these consolidated financial statements.

D&R TECHNOLOGIES, INC.
Consolidated Statements of Cash Flows
For the years ended December 31,	2011	2010

Cash flow from operating activities
Net income (loss)	$464,966	$(511,140)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	37,171	35,400
Changes in operating assets and liabilities
Accounts receivable	(200,263)	87,208
Inventory	513,844	(533,935)
Prepaid expense	1,007	217
Accounts payable and accrued expense	(455,472)	494,917
Deferred tax asset	78,742	(75,535)
Deferred revenue	(23,422)	893,897
Warranty provision	37,678	(11,886)
Taxes recoverable	88,233	(117,066)
Net cash provided by operating activities	542,484	262,077

Cash flow from financing activities
Repayment of debt	-	(4,405)
Due to related party	6,657	-
Return of capital	(104,670)	(86,517)
Repayments to officers/shareholders	(115,078)	(58,036)

Net cash used in financing activities	(213,091)	(148,958)

Effect of foreign exchange rate changes on cash	(6,271)	11,847

Increase in cash	323,122	124,966

Cash, beginning of year	646,380	521,414

Cash, end of year	$969,502	$646,380

The accompanying notes are an integral part of these consolidated financial statements.

D&R TECHNOLOGIES, INC.
Notes to Consolidated Financial Statements
December 31, 2011 and 2010

1.	NATURE OF OPERATIONS

D&R Technologies Inc. (“D&R” or the “Company”), incorporated under the laws of the Province of Ontario on June 16, 2004, is located at 7669 Kimbel Street, Mississauga, Ontario, Canada. Its principle business activity is the engineering, design and the manufacturing of automated tube processing solutions for the automotive industry

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial information furnished herein reflects all adjustments, which, in the opinion of management, are necessary to fairly state the Company's financial position and the results of its operations for the periods presented.

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in US dollars.  D&R’s functional currency is the Canadian Dollar.

The consolidated financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Principles of Consolidation

The consolidated financial statements include the accounts and operations of D&R Technologies and its wholly owned subsidiary D&R Tools Inc. All inter-company accounts and transactions have been eliminated on consolidation.

Uses of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Financial statement items subject to significant judgment include expense accruals, as well as income taxes and loss contingencies.  Actual results could differ from those estimates.

Long-lived Assets

In accordance with the Financial Accounting Standards Board ("FASB") Accounts Standard Codification (ASC) ASC 360-10, "Property, Plant and Equipment," the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment.  The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset.  Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

Regulatory Matters

The Company is subject to a variety of federal, provincial and state regulations governing land use, health, safety and environmental matters.  The Company’s management believes it has been in substantial compliance with all such regulations

D&R TECHNOLOGIES, INC.
Notes to Consolidated Financial Statements
December 31, 2011and 2010

2.	SIGNIFICANT ACCOUNTING POLICIES - continued

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturities of three months or less at the time of issuance to be cash equivalents.  At December 31, 2011 and December 31, 2010, the Company had no cash equivalents. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. As of December 31, 2011 and 2010, the Company’s accounts are insured for $100,000 CDN by CDIC Deposit Insurance Coverage for Canadian bank deposits and fully insured by FDIC for US bank deposits.

Inventory

Inventory, comprised principally of raw materials, is stated at the lower of cost or market using the first-in, first-out (“FIFO”) method. This policy requires D&R to make estimates regarding the market value of our inventory, including an assessment of excess or obsolete inventory. The Company determines excess and obsolete inventory based on an estimate of the future demand and estimated selling prices for its products.

Fixed Assets

Fixed assets are stated at cost.  Depreciation is recorded on a straight line basis reflective of the useful lives of the assets.  Expenditures for maintenance and repairs are charged to operations when incurred, while additions and betterments are capitalized. When assets are retired or disposed, the asset’s original cost and related accumulated depreciation are eliminated from accounts and any gain or loss is reflected in income.

Estimated Useful Life
Office equipment	5
Computer equipment	5
Shop and Machinery equipment	7-10

Foreign Currency Translation

Gains and losses arising upon settlement of foreign currency denominated transactions or balances are included in the determination of income.  The Company’s functional currency is the Canadian dollar.  Transactions in foreign currency are translated into U.S. dollars in accordance with the ASC 830-30 as follows:

i. assets and liabilities at the rate prevailing at the balance sheet date;
ii. equity items at the historical exchange rate;
iii. revenue and expenses at the average rate in effect during the applicable accounting period.

Translation adjustments are included in accumulated other comprehensive income (loss), a separate component of stockholders equity.

Financial Instruments

The carrying values of the Company’s financial instruments, which comprise cash, accounts receivable, accounts payable, payroll liabilities, loan payable, taxes payable and due to officers/shareholders, approximate their fair values due to the immediate or short-term maturity of these instruments.  Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

D&R TECHNOLOGIES, INC.
Notes to Consolidated Financial Statements
December 31, 2011and 2010

2.	SIGNIFICANT ACCOUNTING POLICIES - continued

Fair Value Measurements

The authoritative guidance for fair values establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not.   The Company has adopted ASC 740, "Income Taxes," as of its inception.  Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward.  The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will be able to utilize the net operating losses carried forward in future years.

Advertising Costs

Advertising costs are expensed as incurred.  No advertising costs have been incurred by the Company to date.

Revenue Recognition

The Company recognizes revenue in accordance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 101,"Revenue Recognition in Financial Statements" ("SAB 101") as modified by SEC Staff Accounting Bulletin No. 104. Under SAB 101, revenue is recognized when the project is completed, and when collection of the resulting receivable is reasonably assured.

1.	Spare parts – Revenues and expenses are recognized at the time of sale.
2.	Service- Revenues and expenses are recognized at the time services are performed and accepted by customer via sign off.
3.
Seat systems and tooling - progress invoicing to the customer are recorded as deferred revenue.  When the projects are installed and accepted by the customer the final invoice is issued and all deferred revenue recognized along with the related work in process costs for the project.  Systems generally take 20-28 weeks to design, manufacture, assemble and then ship and install to our various customers.

D&R provides standard warranties for its product from the date of shipment. Estimated warranty obligations are recorded at the time of sale and amortized over the two year warranty period. As of December 31, 2011 and 2010 warranty liability was $49,163 and $12,819, respectively.

Allowance for Doubtful Accounts

The allowance is based upon an assessment of customer creditworthiness, historical payment experience and the age of outstanding receivables. As of December 31, 2011 and 2010, the Company did not maintain an allowance for doubtful accounts as all accounts receivable were deemed to be collectible.

D&R TECHNOLOGIES, INC.
Notes to Consolidated Financial Statements
December 31, 2011and 2010

Earnings per Common Share

Net income (loss) per share is provided in accordance with ASC Subtopic 260-10. We present basic income (loss) per share (“EPS”) and diluted EPS on the face of statements of operations. Basic EPS is computed by dividing reported income (losses) by the weighted average shares outstanding. Except where the result would be anti-dilutive to income from continuing operations, diluted earnings per share would be computed assuming the conversion of the convertible long-term debt and the elimination of the related interest expense, and the exercise of stock warrants. Income (loss) per common share has been computed using the weighted average number of common shares outstanding during the year. For the years ended December 31, 2011 and 2010, the Company does not have equity instruments outstanding which would determine diluted loss per share.

Comprehensive Income

The Company has adopted ASC 220 "Comprehensive Income," which establishes standards for reporting and the display of comprehensive income, its components and accumulated balances.  Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by owners or distributions to owners.  Among other disclosures, ASC 220 requires that all items that are required to be recognized under the current accounting standards as a component of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.  Comprehensive income (loss) is displayed in the statement of stockholders’ equity and in the balance sheet as a component of stockholders’ equity.

Recent Accounting Pronouncements

In June 2011, the FASB amended its accounting guidance on the presentation of other comprehensive income (OCI) in an entity’s financial statements. The amended guidance eliminates the option to present the components of OCI as part of the statement of changes in stockholders’ equity and provides two options for presenting OCI: in a statement included in the income statement or in a separate statement immediately following the income statement. The amendments do not change the guidance for the items that have to be reported on OCI or when an item of OCI has to be moved into net income. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The Company does not anticipate that its adoption of this guidance will have a material impact on its consolidated results.

3.	DUE TO OFFICERS/SHAREHOLDERS

In November 2009, two shareholders loaned the Company $172,000 ($180,000 CDN) to finance the purchase of inventory.  The loan is repayable over 3 years and bears interest at the prescribed rates defined by the Canada Revenue Agency.  The loan was repaid in the first quarter of fiscal 2011.

4.	FIXED ASSETS

Fixed assets consist of the following at December 31:

Fixed Assets	2011	2010
Office equipment	2950	3016
Shop machinery and equipment	380233	388779
Computer equipment and software	316667	323785
Accumulated depreciation	(552470)	(527944)
Total fixed assets	147,380	187,636

Depreciation expense for the years ended December 31, 2011 and December 31, 2010 was $36,746 and $35,400, respectively and amounts have been included in cost of goods sold.

D&R TECHNOLOGIES, INC.
Notes to Consolidated Financial Statements
December 31, 2011and 2010

5.	STOCKHOLDERS’ EQUITY

During 2011 and 2010, the Board of Directors authorized a return of capital to the shareholders in the amount of $104,670 and $86,517, respectively.

6.	INCOME TAXES

The following table reconciles the tax provision calculated using the Canadian statutory income tax rate to the Company’s income tax provision.

	December 31, 2011	December 31, 2010

Net earnings (loss) before income taxes	$543,708	$(586,675)
Adjustments:
Permanent differences:
Non deductible meals	8,166	3,207
Timing differences:
Depreciation	36,201	35,400
Capital cost allowance (CCA)	(15,837)	(24,442)
Warranty reserve	(50,600)	(12,128)
Taxable income	521,638	(584,638)
Estimated effective tax rate	15.5%	16%
Income tax provision (benefit)	$80,854	$(93,542)
Income tax provision (benefit) net of deferred tax effect and foreign exchange adjustment	$78,742	$(75,535)

Deferred tax assets and (liabilities)
Deferred tax liability- CCA, NBV Assets	(9,765)	$(15,275)
Deferred tax assets - NOL	9,765	93,542
Total deferred tax asset (liability)	-	78,267
Valuation allowance on deferred tax asset	-	-
Net of deferred tax asset	$-	$78,267

The tax rates applied are different than those applied in the prior year due to enacted rate changes.

There were no significant temporary differences to disclose as at December 31, 2011 and December 31, 2010.

The Company has loss carry forwards of approximately $ 63,000 available to reduce future year’s taxes payable which expire in 2030.

D&R TECHNOLOGIES, INC.
Notes to Consolidated Financial Statements
December 31, 2011and 2010

7.	CONCENTRATIONS

The Company has significant economic and commercial dependence on Johnson Controls, Inc. (“JCI”).  As a result, D&R is subject to significant financial risk in the event of the financial distress of JCI.  For the years ended December 31, 2011 and 2010, more than 90% of all sales was to this entity and more than 85% of receivables are from the entity.

8.	LEASES AND OTHER COMMITMENTS

The Company leases premises totaling 18,000 square feet with monthly lease payments of approximately $12,000, with the remaining term expiring on July 31, 2013. The lease had one renewal option which was exercised during 2010.

As of December 31, 2011, the aggregate minimum annual lease payments under operating leases are as follows:

2012	$144,000
2013	84,000
Total	$228,000

9.	SUBSEQUENT EVENTS

On February 1, 2011, the Company has entered into an arrangement with a publicly listed company on the over-the-counter market listed on the bulletin board, Ecoland, such that sufficient shares of Ecoland would be exchanged to acquire 100% of D&R.  The transaction is subject to regulatory approval. The Company has a payable balance as of December 31, 2011 due to Ecoland which will be eliminated upon merger.